Exhibit 10.64

EXECUTION VERSION

March 8, 2013

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: Dave Mussman, General Counsel

Re:	Management Agreement – Subsequent Fee

Dear Mr. Mussman,

Reference is made to that certain management agreement (the “Agreement”) entered into as of October 24, 2006 by and among (i) Omaha Acquisition Corp., (ii) West Corporation (the “Company”), (iii) Quadrangle Advisors II LLC (“Quadrangle”) and (iv) THL Managers VI, LLC (“THL” and, together with Quadrangle, the “Managers”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Notwithstanding anything in the Agreement to the contrary, (i) the Subsequent Fee shall be modified such that the fee payable to the Managers by the Company in connection with an Initial Public Offering of the Company, pursuant to Section 2(c) of the Agreement, shall equal $24,000,000. Such Subsequent Fee shall be divided between the Managers pro rata in proportion to the relative ownership interest in the Company held at the time of consummation of the Initial Public Offering by the investment funds affiliated with each Manager, in accordance with the terms of the Agreement.

The Managers and the Company agree that this modification to the Subsequent Fee shall be effective immediately prior to the consummation of an Initial Public Offering of the Company and that upon payment in full of the Subsequent Fee, as modified by this letter, the Company shall have no further obligations with respect to any Subsequent Fee or other fees under the Agreement (other than unpaid Periodic Fees, if any, accrued prior to consummation of the Initial Public Offering). If, however, an Initial Public Offering of the Company is not consummated on or prior to May 1, 2013, the modifications to the Subsequent Fee set forth in this letter shall be null and void ab initio and the Agreement shall remain in full force and effect in accordance with its terms.

Please evidence your acknowledgement of the foregoing by returning a signed copy of this letter to each of the Managers in accordance with the procedure and coordinates that can be found in Section 10 of the Agreement.

[Signature pages follow]

        Sincerely,

QUADRANGLE ADVISORS II LLC

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

THL MANAGERS VI, LLC
By: Thomas H. Lee Partners, L.P., its managing member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[Signature Page to Management Letter Agreement]

Agreed to and accepted as of

the date first written above:

WEST CORPORATION

/s/ Thomas B. Barker
Name: Thomas B. Barker
Title: Chief Executive Officer

[Signature Page to Management Letter Agreement]